                                                                     EXHIBIT 2.6



                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                      INTEGRATED ALARM SERVICES GROUP, INC.



                             IASG ACQUISITION CORP.,



                                       AND



                         INTEGRATED ALARM SERVICES, INC.





                                January 22, 2003

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of January 22, 2003 among Integrated Alarm Services Group, Inc., a Delaware corporation ("Parent"), and IASG Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), on the one hand, and Integrated Alarm Services, Inc., a Delaware corporation (the "Company") on the other hand.

                                    RECITALS

         A. The Boards of Directors of the Company, Parent and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Parent acquire the Company through the merger of the Company with and into the Merger Sub (the "Merger") under the terms of this Agreement and, in furtherance thereof, have approved the Merger, subject to the satisfaction of the conditions hereinafter set forth.

         B. In the Merger, subject to the terms and conditions of this Agreement, all issued and outstanding shares of the Company Common Stock (hereinafter defined) will be converted into the right to receive shares of common stock of Parent, par value $0.001 per share ("Parent Common Stock"), as set forth in this Agreement.

         C. The parties intend, by executing this Agreement, to adopt a plan of merger within the meaning of Section 368 of the Code, and to cause the Merger to qualify as a reorganization under the provisions thereof.


         NOW, THEREFORE, as consideration for the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section I.2 hereof) and subject to and on the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware ("Delaware Law"), the Company shall be merged with and into the Merger Sub, the separate corporate existence of the Company shall cease, and the Merger Sub shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to herein as the "Surviving Corporation."

         1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 6.1 of this Agreement, the closing of the Merger (the "Closing") will take place as promptly as practicable after the execution and delivery hereof by the parties hereto, at the offices of Gersten, Savage, Kaplowitz, Wolf & Marcus, 101 E. 52nd Street, New York, N.Y, unless another time and/or place is mutually agreed upon by Parent and the Company. The date on which the Closing occurs shall be referred to herein as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in the form attached hereto as Exhibit A, with the Secretary of State of the State of Delaware (the "Certificate of Merger") in accordance with the applicable provisions of Delaware Law (the time of acceptance by the Secretary of State of the State of Delaware of such filings shall be referred to in this Agreement as the "Effective Time").

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to under the terms of this Agreement, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4      Certificate of Incorporation and Bylaws.

                  (a) The Certificate of Incorporation of Merger Sub, as in effect immediately before the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Delaware Law; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is Integrated Alarm Services, Inc."

                  (b) The Bylaws of Merger Sub, as in effect immediately before the Effective Time, shall be the Bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Delaware Law and such Bylaws.

         1.5      Directors and Officers.

                  (a) The directors of the Surviving Corporation immediately after the Effective Time shall be Thomas J. Few, Timothy M. McGinn and David L. Smith, each to hold the office as a director of the Surviving Corporation in accordance with the provisions of Delaware Law and the Certificate of Incorporation and Bylaws of the Surviving Corporation until their successors shall have been duly elected and qualified.

                  (b) The officers of the Surviving Corporation immediately after the Effective Time shall be Thomas J. Few, Co-Chief Executive Officer and Secretary and Timothy M. McGinn, Co-Chief Executive Officer, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

         1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities, at the Effective Time:

                  (a) Conversion of Company Common Stock. Parent shall issue shares of Parent Common Stock in exchange for the Company Common Stock (as defined below). Each share of Company Common Stock, shall be exchanged automatically into the right to receive ___________ shares of Parent Common Stock with such receipt at the Effective Time. "Company Common Stock" means the shares of Company common stock, $.001 par value, outstanding immediately before the Effective Time.

                  (b) Common Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately before the Effective Time shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (c) Fractional Shares. No fraction of a share of Parent Common Stock will be issued. In lieu thereof, the number of shares of Parent Common Stock to be received shall be rounded up to the nearest whole number of shares.

         1.7 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Merger Sub are fully authorized in the name of their former respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub that on the date hereof and as of the Effective Time, as though made at the Effective Time as follows; provided, that the representations and warranties made as of a specified date will be true and correct as of such date:

         2.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of Delaware incorporation. The Company has the corporate power to own its properties and to carry on its business as now being conducted.

         2.2 Company Capital Structure. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 3,000,000 shares of preferred stock, par value $.001 per share ("Company Preferred Stock"). As of the date of this Agreement, the outstanding capitalization of the Company consists of (i) _______ shares of Company Common Stock, (ii) no shares of Company Preferred Stock, and (iii) no options and warrants to purchase shares of Company Common Stock. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof there are no outstanding options, warrants, subscriptions, conversion or other rights, agreements or other commitments obligating the Company to issue any shares of its Company Common Stock or any securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of Company Common Stock.

         2.3 Authority. The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to stockholder approval thereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

         2.4 No Conflict. The execution and delivery of this Agreement by the Company does not, and, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (i) any provision of the Certificate of Incorporation and Bylaws of the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of its properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

         2.5 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (a "Governmental Entity") or any third party (other than the Company's stockholders), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.



                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and the Merger Sub hereby jointly and severally represent and warrant to Company that on the date hereof and as of the Effective Time as though made at the Effective Time as follows; provided, that the representations and warranties made as of a specified date will be true and correct as of such date:

         3.1 Organization. Each of Parent and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and the Merger Sub has the corporate power to own their properties and to carry on their business as now being conducted.

         3.2      Parent and Merger Sub Capital Structure.

                  (a) The authorized capital stock of the Parent consists of 100,000,000 shares of Common Stock and 3,000,000 shares of preferred stock, par value $.001 per share ("Parent Preferred Stock"). As of the date of this Agreement, the outstanding capitalization of the Parent consists of (i) 3,181,818 shares of Parent Common Stock, (ii) no shares of Parent Preferred Stock, and (iii) no options and warrants to purchase shares of Parent Common Stock. All outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof there are no outstanding options, warrants, subscriptions, conversion or other rights, agreements or other commitments obligating Parent to issue any shares of its Parent Common Stock or any securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of Parent Common Stock.

                  (b) The authorized capital stock of Merger Sub consists of 1,000,000 shares of common stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

         3.3 Authority. Each of the Parent and the Merger Sub has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent and the Merger Sub, and no further action is required on the part of the Parent or the Merger Sub to authorize the Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and the Merger Sub, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto, constitute the valid and binding obligation of the Parent and the Merger Sub, as the case may be, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.4 No Conflict. The execution and delivery of this Agreement by the Parent and the Merger Sub does not, and, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (i) any provision of the Certificate of Incorporation and Bylaws of the Parent or the Merger Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Parent or the Merger Sub or any of their respective properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or the Merger Sub, or their respective properties or assets.

         3.5 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party is required by or with respect to the Parent or the Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the filing of the Certificate of Merger with the Secretary of the State of Delaware.

         3.6 Valid Issuance. The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, and nonassessable. Parent shall issue the shares of Parent Common Stock in the Merger in a transaction exempt from registration under the Securities Act.

                                   ARTICLE IV

                            CONDITIONS TO THE MERGER

         4.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or before the Closing of the following conditions:

                  (a) Board Approval. This Agreement and the Merger shall have been approved by each of the boards of directors of the parties hereto by the requisite vote under applicable law and the parties' Certificate of Incorporation and Bylaws, as the case may be.

         4.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or before the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time.

                  (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time.

                  (c) Stockholder Approval. The Company shall have obtained the consent of its shareholder.

         4.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or before the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                  (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time.

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

                  (c) Stockholder Approval. Parent shall have obtained, on behalf of Merger Sub, the requisite consent of the stockholders of Merger Sub.


                                    ARTICLE V

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         5.1 Survival of Representations and Warranties. All of the representations and warranties of the Company, the Parent and the Merger Sub in this Agreement shall survive the Merger and continue until 11:59 p.m. New York time one year following the date of this Agreement.

                                   ARTICLE VI

                        TERMINATION, AMENDMENT AND WAIVER

         6.1 Termination. Except as provided in Section 6.2 below, this Agreement may be terminated and the Merger abandoned at any time before the Effective Time:

                  (a) by mutual consent of the Company and Parent;

                  (b) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) such breach has not been cured within five (5) business days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 4.3(a) would not then be satisfied;

                  (c) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and (i) such breach has not been cured within five (5) business days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and
(ii) as a result of such breach the conditions set forth in Section 4.2(a) would not then be satisfied.

                  Where action is taken to terminate this Agreement pursuant to this Section 6.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders; provided that, the provisions of Articles VI and VII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         6.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.


                                   ARTICLE VII

                               GENERAL PROVISIONS

         7.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Parent or Merger Sub, to:

                           Integrated Alarm Services Group Inc.
                           99 Pine Street, 5th Floor
                           Albany, New York 12207
                           Fax: (518) 449-4894
                           Attention: General Counsel

                  (b) if to the Company: Integrated Alarm Services, Inc. 99 Pine Street, 5th Floor
                           Albany, New York 12207
                           Fax: (518) 449-4894
                           Attention: General Counsel


         7.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         7.3 Entire Agreement; Assignment. This Agreement and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

         7.4 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                         [Signatures on following page]

         IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


INTEGRATED ALARM SERVICES GROUP, INC.          INTEGRATED ALARM SERVICES, INC.

By:                                            By:
    ---------------------------------             ------------------------------
Thomas J. Few, President                          Timothy M. McGinn,
                                                  Chief Executive Officer



IASG ACQUISITION CORP.

By:
        -----------------------------
Name:   Thomas J. Few
Title:  Chief Executive Officer